Exhibit 99.1

F.N.B. Corporation Names Two New Directors

Mary Jo Dively and Pamela Bena Added to Experienced Board

PITTSBURGH, PA – December 21, 2017 – F.N.B. Corporation (NYSE:FNB) today announced that Mary Jo Dively and Pamela Bena have been elected to the Boards of Directors of both the Corporation and its largest subsidiary, First National Bank of Pennsylvania, effective January 1, 2018.

“We are pleased to add to our Board Mary Jo Dively and Pamela Bena, who will be valued contributors in the areas that are priorities for FNB, including risk management, technology and financial accounting,” said Vincent J. Delie, Jr., Chairman, President and Chief Executive Officer of F.N.B. Corporation and First National Bank.

Dively serves as Vice President and General Counsel for Carnegie Mellon University (CMU), where she oversees domestic and international legal affairs, as well as the Information Security Office, Risk Management and Government Relations. She has more than 34 years of experience as a nationally-recognized technology and corporate lawyer, having played a pivotal role in the drafting and enactment of cornerstone information technology laws. Prior to joining CMU, Dively spent nearly two decades in private practice. Notably, she was named one of the “Best Lawyers in America” in the Cyber Law category based on her accomplishments as head of the global Technology, Media and Communications Group for Reed Smith LLP, an elite international law firm headquartered in Pittsburgh. Dively actively contributes to community improvement, serving as a member of, or having served on, multiple prominent non-profit boards, including Children’s Hospital of Pittsburgh, the UPMC Health System, Shady Side Academy and the Pittsburgh Theological Seminary. She has also served local government through various appointments. Dively received both a Bachelor of Arts and Bachelor of Science from the University of Kansas and her Juris Doctor degree from the Vanderbilt University School of Law.

Bena is a seasoned accounting and finance professional with more than 30 years of experience and has held senior accounting, audit and finance roles for large organizations in a range of industries, including commercial printing, industrial services, environmental health and safety, construction and banking. A Certified Public Accountant, Bena is currently Vice President of Finance for Heeter Printing Company, Inc., a full-service commercial printing, direct mail and fulfillment services provider, where she is responsible for accounting, treasury management, and all human resources functions. Previously, Bena served as a senior financial executive for organizations with global operations, where she oversaw strategic initiatives including establishing domestic and foreign subsidiaries and performing due diligence for potential acquisitions. Bena received both a Bachelor of Science and Master of Business Administration from Duquesne University and has attended formal executive education programs at Harvard Business School and Carnegie Mellon University. She is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and Financial Executives International.

About F.N.B. Corporation

F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states. FNB holds a significant retail deposit market share in attractive markets including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of $31 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB’s wealth management services include asset management, private banking and insurance.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

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Analyst/Institutional Investor Contact:

Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell)

lazzaro@fnb-corp.com

Media Contact:

Jennifer Reel, 724-983-4856, 724-699-6389 (cell)

reel@fnb-corp.com

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